UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2008

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2008, the Compensation Committee of the Board of Directors of CPI Corp. (the “Company”) granted the following options to purchase common stock of the Company under the Company’s Omnibus Incentive Compensation Plan:

Executive  Officer                                    Options

Renato Cataldo                                         50,000

Tom Gallahue                                            17,500

Dale Heins                                                 25,000

Jane Nelson                                               20,000

Keith Laakko                                             20,000

Each of the options has an exercise price of $13.58 per share and will vest and become exercisable as follows:

•
one-third (1/3) will vest on the first anniversary of the grant date and thereafter become exercisable upon the achievement of the First Target Stock Price.  “First Target Stock Price” means that the closing price of a share of common stock on the New York Stock Exchange exceeds $25.00 for at least 20 consecutive trading days after the grant date.

•
an additional one-third (1/3) will vest on the second anniversary of the grant date and thereafter become exercisable upon the achievement of the Second Target Stock Price.  “Second Target Stock Price” means that the closing price of a share of common stock on the New York Stock Exchange exceeds $45.00 for at least 20 consecutive trading days after the grant date.

•
the final one-third (1/3) of the total number of shares awarded will vest on the third anniversary of the grant date and thereafter become exercisable upon the achievement of the Third Target Stock Price.  “Third Target Stock Price” means that the closing price of a share of common stock on the New York Stock Exchange exceeds $65.00 for at least 20 consecutive trading days after the grant date.

For the avoidance of doubt, if a target stock price is achieved after the grant date but before the applicable vesting date, the options subject to vesting on that date shall become immediately exercisable on the vesting date.

Mr. Gallahue’s options were awarded on the assumption that he works full-time for a period of six months following the date of grant and reduces his schedule to part-time (working at least half-time) thereafter.  Mr. Gallahue’s options will vest, subject to continued employment, as follows: 7,500 on the first anniversary of the date of grant; 5,000 on the second anniversary of the date of grant and 5,000 on the third anniversary of the date of grant in lieu of three equal increments.

Notwithstanding the vesting described above, the options will immediately vest and become exercisable upon a Change of Control of the Company, as defined in the form of option agreement filed as an exhibit to this Current Report on Form 8-K.  In addition, any unvested options shall be forfeited upon any termination of service, unless otherwise provided by written agreement or approval of the Compensation Committee.

A form of option agreement used to grant these options is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

      (d)           Exhibits.

       Exhibit No.

10.1	Form of option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/Jane Nelson
Jane Nelson Secretary and General Counsel

August 20, 2008